Exhibit 99.1

FPIC Insurance Group, Inc.
REPORTS THIRD QUARTER 2009 RESULTS

JACKSONVILLE, Fla. (Business Wire) – November 4, 2009 – FPIC Insurance Group, Inc. (“FPIC” or the “Company”) (NASDAQ:  FPIC) reported for the third quarter of 2009:

—	operating earnings(1) of $8.1 million, or $1.13 per diluted common share, as compared to $10.2 million, or $1.20 per diluted common share, for the third quarter of 2008;
—	income from continuing operations of $8.5 million, or $1.18 per diluted common share, as compared to $6.5 million, or $0.76 per diluted common share, for the third quarter of 2008; and
—	net income of $8.9 million, or $1.24 per diluted common share, as compared to $6.5 million, or $0.76 per diluted common share, for the third quarter of 2008.

For the nine months ended September 30, 2009, FPIC reported:

—	operating earnings of $24.7 million, or $3.30 per diluted common share, as compared to $31.4 million, or $3.55 per diluted common share, for the first nine months of 2008;
—	income from continuing operations of $26.0 million, or $3.48 per diluted common share, as compared to $27.6 million, or $3.12 per diluted common share, for the first nine months of 2008; and
—	net income of $26.5 million, or $3.53 per diluted common share, as compared to $27.6 million, or $3.12 per diluted common share, for the first nine months of 2008.

(1)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time.  For additional information and reconciliation to GAAP results, see the section entitled Non-GAAP Financial Measures, found later in this press release.

“We’re pleased with our third quarter results, which reflect our strong financial and operating positions.  Our operating earnings and significant growth in book value per share reflect the overall profitability of our business, the performance of our investment portfolio and the efficacy of our capital management initiatives.  We also continued to achieve excellent business retention levels and growth in our policyholder base,” said John R. Byers, President and Chief Executive Officer.  “We expect to complete the acquisition of Advocate, MD during the fourth quarter and look forward to its operations becoming an important part of our combined organization.”

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Other Unaudited Financial and Operational Highlights for Third Quarter 2009

(as compared to third quarter 2008 unless otherwise indicated)

—
Our policyholder retention was 95 percent on a national basis and 96 percent in Florida as of September 30, 2009 compared to 96 percent national retention and Florida retention as of September 30, 2008.

—
Our professional liability policyholders, excluding alternative risk arrangements, increased 4 percent to 14,254 policyholders as of September 30, 2009 from 13,691 policyholders as of September 30, 2008.

—
During the quarter, we recognized $5.0 million in favorable prior year reserve development compared to $4.0 million in third quarter 2008.  The resulting calendar year loss ratio was 59.1 percent for the third quarter 2009 compared to 58.6 percent for 2008.

—
Consolidated revenues were 5 percent higher primarily due to net realized investment gains compared to net realized investment losses in the third quarter 2008, partially offset by a decline in net premiums earned as a result of lower Florida premium rates, as well as lower net investment income.

—	Lower rates in our Florida market, offset to some extent by growth in professional liability policyholders, primarily resulted in a 9 percent decline in net premiums written.
—
Net investment income was 12 percent lower for the third quarter of 2009 as a result of a decrease in average invested assets, primarily as a result of common share repurchases under our stock repurchase program, and a lower yield on cash and cash equivalents partially offset by a slight increase in the average yield on fixed income securities.

—	We realized net investment gains of $0.4 million during the third quarter of 2009 compared to net investment losses of $5.4 million during the comparable period in 2008.
—
Our expense ratio was 26.2 percent compared to 21.7 percent for the third quarter 2008.  The higher ratio was primarily due to lower net premiums earned, as well as a lesser impact from the recovery of previous insurance guaranty fund assessments.

—
Book value per common share grew 21 percent from December 31, 2008 to $40.45 as of September 30, 2009.  The statutory surplus of our insurance subsidiaries as of September 30, 2009 was $241.9 million and the ratio of net premiums written to surplus was 0.6 to 1.

—
On a trade date basis, we repurchased 374,596 shares of our common stock during the three months ended September 30, 2009 at an average price of $32.73 per share.  Through October 30, 2009, we have repurchased an additional 37,500 shares of our common stock at an average price of $36.19 per share, and had remaining authority from our Board of Directors to repurchase an additional 346,874 shares as of that date.

—
On July 30, 2009, we announced a definitive agreement to acquire Advocate, MD Financial Group Inc. ("Advocate, MD"), which through its subsidiary is the fourth largest provider of medical professional liability insurance in Texas.  The transaction has received the approval of the shareholders of Advocate, MD and we recently received approval for the transaction from the Texas Insurance Commissioner.  The transaction is expected to close during the fourth quarter.

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Conference Call Information

We will host a conference call at 11:00 a.m., Eastern Time, Thursday, November 5, 2009, to review our third quarter 2009 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 35449286.

The conference call will also be broadcast live over the Internet in a listen-only format via the Company’s corporate website at http://www.fpic.com.  To access the call from the Company’s home page, click on “Investor Relations” where a conference call link will be provided to connect listeners to the call.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, November 5, 2009, via e-mail to ir@fpic.com.  The Company will also provide a link on the “Investor Relations” page of its corporate website where questions can be submitted.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, November 5, 2009, and ending at 11:59 p.m., Eastern Time, Thursday, November 12, 2009.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the conference ID code 35449286.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, November 5, 2009, on the Company’s website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by the forward-looking statements contained in this press release include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The actual amount of our new and renewal business;

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vi)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vii)	The unpredictability of court decisions and our exposure to claims for extra contractual damages and losses in excess of policy limits;
viii)	Developments in financial and securities markets that could affect our investment portfolio;
ix)	Legislative, regulatory or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
x)	The passage of additional or repeal of current tort reform measures, and the effect of such measures;
xi)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
xii)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xiii)	The loss of the services of any key members of senior management;
xiv)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xv)	The completion of the acquisition of Advocate, MD; and
xvi)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on March 4, 2009, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 4, 2009.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized investment gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is another non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

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The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the tables below the caption “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information

FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
1000 Riverside Avenue, Suite 800
Jacksonville, Florida  32204

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data Based on the Consolidated Statements of Income:
(in thousands, except earnings per common share)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues
Net premiums earned	$39,468	42,063	$115,548	129,179
Net investment income	6,702	7,641	21,043	22,988
Net realized investment gains (losses)	373	(5,402)	1,339	(5,524)
Other income	193	149	373	347
Total revenues	46,736	44,451	138,303	146,990

Expenses
Net losses and loss adjustment expenses	23,335	24,663	68,315	74,720
Other underwriting expenses	10,340	9,118	29,441	28,357
Interest expense on debt	911	909	2,709	2,905
Other expenses	—	114	—	122
Total expenses	34,586	34,804	100,465	106,104

Income before income taxes	12,150	9,647	37,838	40,886
Less: Income tax expense	3,683	3,160	11,792	13,244
Income from continuing operations	8,467	6,487	26,046	27,642

Discontinued Operations
Gain on disposal of discontinued operations (net of income taxes)	411	—	411	—
Discontinued operations	411	—	411	—

Net income	$8,878	6,487	$26,457	27,642

Basic earnings per common share:
Income from continuing operations	$1.21	0.78	$3.54	3.21
Discontinued operations	0.06	—	0.06	—
Net income	$1.27	0.78	$3.60	3.21
Basic weighted-average common shares outstanding	6,991	8,291	7,346	8,608

Diluted earnings per common share:
Income from continuing operations	$1.18	0.76	$3.48	3.12
Discontinued operations	0.06	—	0.05	—
Net income	$1.24	0.76	$3.53	3.12
Diluted weighted-average common shares outstanding	7,136	8,532	7,494	8,865

Net realized investment gains (losses):
Net realized investment gains before credit related impairments	$852	(636)	$3,173	(617)

Total other-than-temporary impairments on investments	(479)	(4,766)	(1,834)	(4,907)
Portion of other-than-temporary impairments recognized in other comprehensive loss	—	—	—	—
Credit related impairments included in net realized investment gains (losses)	(479)	(4,766)	(1,834)	(4,907)
Net realized investment gains (losses)	$373	(5,402)	$1,339	(5,524)

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Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except data per common share)	As of
	September 30, 2009	December 31, 2008
Total cash and investments	$718,530	712,665
Total assets	$984,829	997,985
Liability for losses and loss adjustment expenses ("LAE")	$533,407	555,848
Liability for losses and LAE, net of reinsurance	$401,836	419,997
Long-term debt	$46,083	46,083
Accumulated other comprehensive income (loss), net	$9,821	(12,389)
Shareholders' equity	$276,101	259,894
Book value per common share	$40.45	33.31
Book value per common share, excluding the impact of unrealized investment gains and losses (1),(2)	$38.42	34.30
Tangible book value per common share (1),(3)	$38.87	31.92
Common shares outstanding	6,825	7,803
Consolidated statutory surplus of insurance subsidiaries	$241,924	242,812

(in thousands)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Cash flows from continuing operations
Net cash provided by operating activities	$2,026	2,083	$ 8,081	16,382
Net cash provided by investing activities	$26,216	22,492	$ 49,331	15,729
Net cash used in financing activities	$(12,892)	(9,010)	$ (34,959)	(38,697)

(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)
Excludes the impact of an accumulated other comprehensive gain associated with investments of $13.9 million as of September 30, 2009 and the impact of an accumulated other comprehensive loss associated with investments of $7.7 million as of December 31, 2008.

(3)	Excludes goodwill of $10.8 million as of September 30, 2009 and December 31, 2008.

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Selected Insurance Data:

(in thousands)	For the Quarter Ended
	September 30, 2009	Percentage Change	September 30, 2008
Direct premiums written (1)	$51,348	-8%	55,757
Assumed premiums written	58	—	(6)
Ceded premiums written	(7,141)	-3%	(6,926)
Net premiums written (1)	$44,265	-9%	48,825

(in thousands)	For the Nine Months Ended
	September 30, 2009	Percentage Change	September 30, 2008
Direct premiums written (1)	$133,458	-11%	149,704
Assumed premiums written	58	—	(6)
Ceded premiums written	(18,616)	4%	(19,323)
Net premiums written (1)	$114,900	-12%	130,375

	As of	Percentage	As of
	September 30, 2009	Change	September 30, 2008
Professional liability policyholders in force	14,254	4%	13,691
Professional liability policyholders in force under alternative risk arrangements	261	85%	141
Total professional liability policyholders in force	14,515	5%	13,832

(1)
Includes $1.5 million and $3.5 million of premiums associated with alternative risk arrangements for the three and nine months ended September 30, 2009, respectively, compared to $0.6 million and $2.3 million for the comparable periods in 2008, respectively.  Management fees for such arrangements are included in other income.

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(in thousands)	For the Nine Months Ended
	September 30, 2009	Percentage Change	September 30, 2008
Net paid losses	$53,715	7%	50,137
Less: Net paid losses on assumed business in run-off	562	35%	416
Net paid losses excluding assumed business in run-off	53,153	7%	49,721

Net paid LAE	32,761	-18%	39,714
Less: Net paid LAE on assumed business in run-off	7	-99%	555
Net paid LAE excluding assumed business in run-off	32,754	-16%	39,159

Net paid losses and LAE excluding assumed business in run-off	$85,907	-3%	88,880

	For the Nine Months Ended
	September 30, 2009	Percentage Change	September 30, 2008
Total professional liability claims closed without indemnity payment	421	1%	415
Total professional liability incidents closed without indemnity payment	479	-30%	685
Total professional liability claims and incidents closed without indemnity payment	900	-18%	1,100

Total professional liability claims with indemnity payment	254	7%	237

CWIP ratio on a rolling four quarter basis(1)	37%		35%

CWIP ratio, including incidents, on a rolling four quarter basis (1)	22%		14%

(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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	For the Nine Months Ended
	September 30, 2009	Percentage Change	September 30, 2008
Total professional liability claims reported during the period	578	5%	550
Total professional liability incidents reported during the period	739	-5%	774
Total professional liability claims and incidents reported during the period	1,317	-1%	1,324

Total professional liability claims and incidents that remained open	3,532	6%	3,332

Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio to the Combined Ratio, Excluding Insurance Guaranty Fund Recoveries:

		For the Quarter Ended		For the Nine Months Ended
		September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Loss ratio
Current accident year		71.8%	68.1%	71.2%	67.5%
Prior accident years		-12.7%	-9.5%	-12.1%	-9.7%
Calendar year loss ratio	A	59.1%	58.6%	59.1%	57.8%

Underwriting expense ratio	B	26.2%	21.7%	25.5%	22.0%
Insurance guaranty fund recoveries		-0.6%	-2.2%	-0.8%	-2.0%
Underwriting expense ratio excluding insurance guaranty fund recoveries	C	26.8%	23.9%	26.3%	24.0%

Combined ratio (Sum of A+B)		85.3%	80.3%	84.6%	79.8%

Combined ratio excluding insurance guaranty fund recoveries (Sum of A+C)		85.9%	82.5%	85.4%	81.8%

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Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net income	$8,878	6,487	$26,457	27,642

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment gains (losses), net of income taxes	371	(3,725)	1,338	(3,800)
Less: Discontinued operations, net of income taxes	411	—	411	—
Total adjustments	782	(3,725)	1,749	(3,800)

Operating earnings	$8,096	10,212	$24,708	31,442

Diluted earnings per common share	$1.24	0.76	$3.53	3.12
Less: Adjustments to reconcile net income to operating earnings	0.11	(0.44)	0.23	(0.43)
Operating earnings per diluted common share	$1.13	1.20	$3.30	3.55

Diluted weighted-average common shares outstanding	7,136	8,532	7,494	8,865

Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except per common share data)	As of
	September 30, 2009	December 31, 2008
Shareholders' equity	$276,101	259,894
Adjustments to reconcile shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(10,833)
Tangible shareholders' equity	$265,268	249,061

Common shares outstanding	6,825	7,803

Book value per common share	$40.45	33.31

Tangible book value per common share	$38.87	31.92

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Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Net Unrealized Investment Gains (Losses):

(in thousands, except per common share data)	As of
	September 30, 2009	December 31, 2008
Shareholders' equity	$276,101	259,894
Less: Net unrealized investment gains (losses)	13,885	(7,721)
Shareholders' equity, excluding the impact of net unrealized investment gains (losses)	$262,216	267,615

Common shares outstanding	6,825	7,803

Book value per common share	$40.45	33.31

Book value per common share, excluding the impact of net unrealized investment gains (losses)	$38.42	34.30

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